Exhibit 99.B(11)(b)

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 (File Nos. 333-138013 and 811-21780) (the “Registration Statement”) of MFS(R) Series Trust XII (the “Trust”), of my opinion dated October 16, 2006, appearing in the Trust’s Registration Statement on Form N-14, which was filed with the Securities and Exchange Commission on October 16, 2006.

//SUSAN S. NEWTON//
Susan S. Newton
Assistant Secretary

Boston, Massachusetts
November 14, 2006